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                                                                    Exhibit 16.1


                       [Letterhead of Deloitte & Touche]


September 28, 1999


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street NW
Washington, D.C  20549

Ladies and Gentlemen:

We have read and agree with the comments concerning the termination of our relationship with CacheFlow Inc., which appear under the "Change in Independent Accountants" heading of this Registration Statement on Form S-1 of CacheFlow Inc. dated on or about September 28, 1999.

Yours truly,


/s/ DELOITTE & TOUCHE LLP